EXHIBIT 31.2

EUROSITE POWER INC.
CERTIFICATION

I, Bonnie Brown, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of EuroSite Power Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016

/s/ Bonnie Brown
Bonnie Brown
Chief Financial Officer, Secretary, and Treasurer